SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
     1934

       Date of Report (Date of earliest event reported): September 3, 2001
                                                         -----------------

                              ICALL SYSTEMS, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 NEVADA               000-26183             91-1932068
         -----------------------     -----------            ----------
     (State or other jurisdiction    (Commission          (IRS Employer
        of incorporation)            File Number)      Identification No.)

               388 Market Street, Suite 500
                  San Francisco, CA                           94111
            ----------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)

        Registrant's telephone number, including area code (800) 979-9327
                                                           --------------

NOTE: The Registrant, iCall Systems, Inc., was formerly known as Altrex Incorporated. It changed its name, effective January 22, 2001, as a result of the reverse-acquisition with The Internet CallCentre Pte. Ltd.

Item 5. Other Events.

At a meeting held on September 3, 2001, the Company's Board of Directors adopted a resolution wherein the aggregate number of the Company's shares to be distributed to the shareholders of The Internet CallCenter Pte. Ltd., as a result of the reverse acquisition with the former Altrex Incorporated, will be reduced from 6,500,000 shares to a total of 5,000,000 shares. Several of the former shareholders of The Internet CallCentre Pte. Ltd. have signed agreements to reduce their shareholdings. These agreements with certain shareholders total an aggregate of 1,500,000 shares. It was felt that this reduction was in the best interests of the Company to help keep the per share value of the Company at higher levels and also assist in raising additional capital if, and when, it may become necessary.

After this reduction in the number of shares being issued as part of the reverse acquisition, there are now a total of 10,590,260 of the Company's shares issued and outstanding. The holdings of officers and directors, affiliates, and control persons are as follows:

                                                           Percent of
                                                          Total Shares
Shareholder                                 # of Shares    Outstanding
-----------                                 -----------    -----------
Mr. Terence Seah (1)                            49,183        0.00%
OnlineFax Asia Co. Ltd. (2)                    603,873        5.70%
The Dotcombrokers Pte. Ltd. (3)                762,020        7.20%
CanRim Ventures Ltd. (4)                        57,500        0.01%
Robert Harris (5)                               50,000        0.00%
Marc Crimeni (6)                               365,000        3.45%

(1) Mr. Seah is a former Officer and Director of the Company.
(2) An affiliated company of Mr. Terence Seah (see (1) above).
(3) An affiliated company of Mr. Ho Chin Beng, a former officer and director of the Company.
(4) An affiliated company of Mr. Ranjeet Sundher, a Director of the Company.
(5) Mr. Harris is the Secretary/Treasurer, and a Director, of the Company.
(6) Mr. Crimeni is the President, and a Director, of the Company.

Item 6. Resignations of Registrant's Directors.

Mr. Terence Seah has resigned his position on the Company's Board of Directors, effective August 27, 2001. In providing his resignation, Mr. Seah stated it was strictly by his choice and for personal reasons, and not a result of any disagreement with the Company on any matter related to the Company's operations, policies, or practices. Please see a copy of his resignation letter provided as an Exhibit to this 8-K filing.

At a recent meeting of the Company's Board of Directors, it was approved that the Company's current Secretary/Treasurer, Mr. Robert Harris, be appointed as a Director of the Company.

A brief summary of Mr. Harris' background is as follows.

Mr. Harris brings 11 years of experience working with senior management in strategic direction, growth, and administration of technology and resource sector public companies.

From 1998 to 2001, Mr. Harris served as corporate secretary and director of eduverse.com, a Vancouver, B.C., Canada based publicly traded international educational software company focused on Internet distance education. He was executive assistant to the Executive Vice President and the International Sales & Marketing Manager. Mr. Harris was responsible for all corporate communications and product marketing. He also managed the Creative & Research division for the company's wholly owned subsidiary eduverse dot com, Inc.

From 1996 to 1998, Mr. Harris served as executive assistant to the Investment Director of a private investment company based in Vancouver and Riyadh, Saudi Arabia that specialized in public company equity investments. He was also an assistant to the President of Wayburn Resources, Inc., a publicly traded mineral exploration company active in Papua New Guinea.

During November 1990 to November 1995 and on acquiring the Certificate in Managing and Organizing a Public Company from Simon Fraser University, Mr. Harris served as director and compliance officer for SZL Sportsight Inc., a New York based sports entertainment technology company that creates computer-generated, real-time virtual replays and in-game digital analysis content for professional sporting events covered on television and the Internet for Major League Baseball, PGA and World Cup Golf.

Prior to his career in technology, Mr. Harris spent over two decades in the music and recording industry, specializing in concert and major event production and artist management, working with nationally and internationally acclaimed performing artists.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         iCall Systems, Inc.
                                         -------------------
                                         (Registrant)

         Date:  September 18, 2001       /s/ Marc Crimeni
                                         ----------------
                                         Marc Crimeni, President and
                                          Chairman of the Board

The Board of Directors
ICALL Systems Inc.
C/o 388 Market Street, Suite 500
San Francisco, CA 94111

Gentlemen,

Effective immediately, I tender my resignation from the Board of Directors of iCALL Systems, Inc.

Yours truly,

/s/ Terence Seah
----------------
    Terence Seah
    C/o 7 Temasek Booulevard
    #21 - 01 Suntec Tower One
    Singapore 038987